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                                   EXHIBIT 11. STATEMENT REGARDING COMPUTATION OF PER SHARE INCOME

                                                       B.M.J. Financial Corp.
                                              Computation of Earnings Per Common Share
                                                 on Primary and Fully Diluted Basis


                                                                            Three Months Ended                  Nine Months Ended
                                                                               September 30,                     September 30,
                                                                       ---------------------------       ---------------------------
                                                                           1996             1995             1996             1995
                                                                       ----------       ----------       ----------       ----------
(In thousands except for number
of shares and per share amounts)
Net income for computation of primary earnings per share .......       $    2,379       $    2,821       $    6,783       $    5,722
                                                                       ==========       ==========       ==========       ==========

Weighted average outstanding common shares for
     computation of primary earnings per share .................        7,518,451        7,606,412        7,568,947        7,601,773

Additional common stock equivalents ............................           93,433          115,951           61,118           98,174
                                                                       ----------       ----------       ----------       ----------
Adjusted average outstanding shares for
     computation of primary earnings per share .................        7,611,884        7,722,363        7,630,065        7,699,947
                                                                       ==========       ==========       ==========       ==========

Primary earnings per share .....................................       $     0.31       $     0.37       $     0.89       $     0.74
                                                                       ==========       ==========       ==========       ==========

Net income .....................................................       $    2,379       $    2,821       $    6,783       $    5,722

Adjustment to interest expense for reduction of
     existing debt, net of tax effect ..........................                0               33                0               99
                                                                       ----------       ----------       ----------       ----------
Net income, as adjusted, for computation of
     fully diluted earnings per share ..........................       $    2,379       $    2,854       $    6,783       $    5,821
                                                                       ==========       ==========       ==========       ==========

Weighted average outstanding common shares .....................        7,518,451        7,606,412        7,568,947        7,601,773

Additional shares issued assuming conversion of
     convertible capital notes and exercise of stock options....          153,859          312,535          135,863          309,441
                                                                       ----------       ----------       ----------       ----------

Adjusted average outstanding shares for computation of
     fully diluted earnings per share ..........................        7,672,310        7,918,947        7,704,810        7,911,214
                                                                       ==========       ==========       ==========       ==========

Fully diluted earnings per share ...............................       $     0.31       $     0.36       $     0.88       $     0.74
                                                                       ==========       ==========       ==========       ==========
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